AMENDMENT
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated April 14, 2000, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation, United Investors Life Insurance Company, and United Securities Alliance, Inc., is hereby amended as follows:
     WHEREAS, United Investors Life Insurance Company is now a Nebraska corporation, having re-domesticated to the state effective June 30, 2009; and
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, effective February 1, 2010, United Securities Alliance was replaced as principle underwriter of United Investors Life Insurance Company by Comerica Securities, Inc.; and
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.
     NOW THEREFORE, in consideration of their mutual promises, the Parties hereby agree to amend the agreement as follows:
     1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     2. All referenced to United Securities Alliance Inc. will hereby be deleted and replaced with Comerica Securities, Inc.; and
     3. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.; and
     4. Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Section 9. Notices.
     Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

AIM Variable Insurance Funds
(Invesco Variable Insurance Funds)
Invesco Distributors, Inc.
11 Greenway Plaza
Houston, Texas 77046
Facsimile: (713) 993-9185
Attention: Peter A. Davidson, Esq.
United Investors Life Insurance Company
100 Concourse Parkway
Hoover, Alabama 35244
Facsimile:
Attention: John H. Livingston, Esq.
Comerica Securities, Inc.
201 West Fort Street
Detroit, MI 48225
Facsimile: (313) 964-4359

Attention: Jacques Baertsoen”
     5. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS (RETIREMAP VARIABLE ACCOUNT)
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS (VARIABLE ANNUITY CONTRACT V96)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr
	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper
	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

UNITED INVESTORS LIFE INSURANCE COMPANY

Attest:	/s/ Kristin M. Goidel		By:	/s/ John H. Livingston
	Name:	Kristin M. Goidel		Name:	John H. Livingston
	Title:	Assistant Secretary		Title:	Secretary & Counsel

COMERICA SECURITIES, INC.

Attest:	/s/ Jacques Baertsoen		By:	/s/ Ross Rogers
	Name:	Jacques Baertsoen		Name:	Ross Rogers
	Title:	Vice President		Title:	President

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